EXHIBIT 21.1

SIGNIFICANT SUBSIDIARIES

Name	Location	Doing Business as
Crescent Lighting, Ltd	Thatcham, Berkshire, UK	Crescent Lighting

Lichtberatung Mann Gmbh	Berching, Germany	LBM